Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE

QUARTER ENDED MARCH 31, 2012

Englewood, CO — May 8, 2012 - Ascent Capital Group, Inc (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the quarter ended March 31, 2012. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), one of the nation’s largest and fastest-growing home security alarm monitoring companies.

Highlights:

•                  Ascent’s Q1 2012 Net Revenue increased 10.8% to $81.9 million, driven by strong year-over-year revenue growth within its principal operating subsidiary, Monitronics International

•                  Ascent’s balance sheet remains strong with $239 million of cash and marketable securities as of March 31, 2012

•                  Monitronics’ Q1 2012 Adjusted EBITDA(1) increased 9.4% to $56.5 million year-over-year

•                  Subscriber accounts at Monitronics as of March 31, 2012 increased 3.9% year-over-year to 706,881

•                  Recurring Monthly Revenue (“RMR”) at Monitronics as of March 31, 2012 grew 7.0% year-over-year to $26.7 million

•                  Monitronics successfully completed its debt refinancing in March, 2012, further strengthening its balance sheet

Ascent Chief Executive Officer, Bill Fitzgerald stated, “Monitronics continues to perform very well, delivering solid revenue and Adjusted EBITDA growth in the quarter.  Importantly, in March, we successfully completed the refinancing of Monitronics’ debt, extending our maturities and creating greater operational flexibility. With this significant event behind us, Monitronics is well positioned to build on its record of consistent operating performance.

“We continue to explore opportunities to maximize returns for our shareholders, in part by seeking acquisitions that would allow us to leverage the existing Monitronics operating platform and expand further into the security industry.”

Monitronics

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to more than 700,000 residential and commercial customers.  Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

“We posted solid first quarter results and achieved strong operational execution across all areas of our business,” said Mike Haislip, President and Chief Executive Officer of Monitronics. “Our high quality portfolio of accounts continued to perform well and drove year-over-year increases in both top line revenue and Adjusted EBITDA.  Attrition remained relatively flat year-over-year due to our consistent account acquisition practices, operational execution and loyal and predictable subscriber base. While

(1)  For a definition of Adjusted EBITDA and applicable reconciliations, see the Appendix to this release.

quarterly purchases were down modestly year-over-year as a result of a large bulk purchase made in Q1 2011, we had strong growth in ongoing dealer purchases in the recent quarter.”

Mr. Haislip continued, “The residential home security market remains an attractive and highly competitive space and we believe this is truly a unique time to be involved in the industry. Features such as home automation and interactive services are becoming more mainstream and encouraging a greater number of consumers to purchase and retain home security systems. While we are excited for the opportunities ahead, as always, we will remain disciplined in our approach to managing quality and costs. We are also keeping a close eye on unfolding industry dynamics to ensure the long-term strength of our business.”

First Quarter 2012 Results

Ascent Capital Group, Inc.

For the three months ended March 31, 2012, Ascent reported net revenue of $81.9 million, an increase of 10.8% compared to $73.9 million for the three months ended March 31, 2011. The increase in net revenue is primarily attributable to increases in Monitronics’ subscriber accounts and average RMR per subscriber.

Ascent’s total cost of services for the three months ended March 31, 2012 increased 21.0% to $11.1 million. This increase is attributable to higher telecommunications and service costs at Monitronics.

Ascent’s selling, general & administrative (“SG&A”) costs for the three months ended March 31, 2012 decreased 10.8 percent to $17.8 million. The reduction in SG&A is primarily attributable to decreased administrative and corporate expenses at the Ascent corporate level. Offsetting the declines in total SG&A was a $0.7 million increase in stock-based compensation expense related to restricted stock and stock option awards granted to certain executives and directors of Ascent in 2011, which partially vested in 2012.

For the three months ended March 31, 2012, Ascent’s Adjusted EBITDA increased 22.1% to $56.1 million. The increase in Adjusted EBITDA was primarily due to revenue growth at Monitronics and decreased selling, general and administrative costs at the Ascent corporate level.

Ascent reported a net loss from continuing operations for the first quarter of 2012 of $4.9 million, compared to a net loss from continuing operations of $6.9 million for the three months ended March 31, 2011.

Monitronics International

For the three months ended March 31, 2012, Monitronics reported net revenue of $81.9 million, an increase of 10.8% compared to $73.9 million for the three months ended March 31, 2011. The increase in net revenue is primarily attributable to a 5.9% increase in Monitronics’ weighted average subscriber accounts and a 3.2% increase in average RMR per subscriber to $37.74 as of March 31, 2012.  Also, contributing to the year-over-year increase in Monitronics’ net revenue is a $2.3 million fair value adjustment that decreased revenue during the three months ended March 31, 2011 in connection with purchase accounting adjustments relating to Ascent’s acquisition of Monitronics in the fourth quarter of 2010.

Monitronics total cost of services for the three months ended March 31, 2012 increased 21.0% to $11.1 million. This increase is primarily attributable to an increased number of accounts monitored across the cellular network, resulting in higher telecommunications and service costs.

Monitronics SG&A costs for the three months ended March 31, 2012 increased 9.7% to $14.4 million. The increase in SG&A is primarily attributable to the timing of certain Monitronics marketing expenses and a $0.3 million increase in stock-based compensation expense related to restricted stock and stock option awards granted to certain executives of Monitronics in 2011, which partially vested during 2012.

Monitronics Adjusted EBITDA for the three months ended March 31, 2012 was $56.5 million, an increase of 9.4% versus the three months ended March 31, 2011.  The increase in Adjusted EBITDA is primarily due to revenue growth. Monitronics Adjusted EBITDA as a percentage of revenue was 69.0% for the first quarter of 2012, compared to 69.9% for the three months ended March 31, 2011. This moderate decline is primarily attributable to the increased number of accounts monitored across the cellular network, resulting in higher telecommunications and service costs at Monitronics during the quarter.

	Twelve Months Ended March 31,
	2012	2011

Beginning balance of accounts	680,120	626,411
Accounts purchased	110,801	133,957
Accounts canceled	(78,806)	(73,383)
Canceled accounts guaranteed to be refunded from holdback	(5,234)	(6,865)
Ending balance of accounts	706,881	680,120
Monthly weighted average accounts	695,150	656,173
Attrition rate	11.3%	11.2%

For the three months ended March 31, 2012, Monitronics purchased 24,174 subscriber accounts, compared to 28,064 subscriber accounts in the three months ended March 31, 2011. The quarterly decline in accounts purchased is due to the completion of a bulk purchase in the three months ended March 31, 2011 versus no major bulk purchases in the quarter ended March 31, 2012.

Monitronics’ trailing twelve month attrition for the period ended March 31, 2012 remained relatively flat at 11.3% compared to 11.2% for the twelve months ended March 31, 2011.

Ascent Liquidity and Capital Resources

At March 31, 2012, on a consolidated basis, Ascent had $90.7 million of cash and cash equivalents, $7.8 million of total restricted cash, and $140.5 million of marketable securities.  The Company may use a portion of these assets to fund potential strategic acquisitions or investments or support stock repurchases.

During the three months ended March 31, 2012, Ascent’s principal operating subsidiary Monitronics used cash of $37.4 million to purchase subscriber accounts net of holdback and guarantee obligations and $0.9 million to fund capital expenditures. To improve its investment rate of return, the Company purchased additional marketable securities, consisting primarily of diversified corporate bond funds, for $98.2 million.

At March 31, 2012, consolidated long-term debt included a principal balance of $960 million under Monitronics’ 9.125% senior notes due 2020 and senior secured credit facility.  As of March 31, 2012, the Monitronics senior notes, due April 1, 2020, had an outstanding principal balance of $410 million.  The term loan portion of the Monitronics senior secured credit facility, which bears interest at LIBOR, subject to a floor of 1.25%, plus 4.25%, had an outstanding principal balance of $550 million, as of March 31,

2012, and requires principal payments of $1.4 million per quarter beginning on June 30, 2012 with the remaining outstanding balance due on March 23, 2018.  In connection with its March 2012 refinancing, Monitronics also entered into an interest rate swap agreement to reduce the interest rate risk associated with the floating rate term loan under the senior secured credit facility.  As a result of the interest rate swap, the interest rate on the borrowings under the term loan portion of the senior secured credit facility has been effectively converted from variable to fixed at a rate of 6.3%.

Conference Call

Ascent will host a conference call at 5:00 p.m. ET on May 8, 2012.  To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831from outside the U.S. The conference call I.D. number is 72807190. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through May 15, 2012 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S.  The conference call I.D. number is 72807190.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, acquisition opportunities, market potential, future financial prospects and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, competitive issues, continued access to capital on terms acceptable to Ascent, our ability to capitalize on acquisition opportunities, general market conditions, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	March 31,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$90,729	183,558
Restricted cash	7,776	31,196
Trade receivables, net of allowance for doubtful accounts of $1,603 in 2012 and $1,815 in 2011	10,006	10,973
Deferred income tax assets, net	5,881	5,881
Marketable securities, at fair value	140,508	40,377
Income taxes receivable	308	308
Prepaid and other current assets	14,013	17,600
Total current assets	269,221	289,893

Restricted cash	—	28,000
Property and equipment, net of accumulated depreciation of $39,320 in 2012 and $37,537 in 2011	71,577	74,697
Subscriber accounts, net	839,410	838,441
Dealer network, net	37,413	39,933
Goodwill	349,227	349,227
Other assets, net	21,000	5,706
Assets of discontinued operations	52	62
Total assets	$1,587,900	1,625,959

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,911	3,987
Accrued payroll and related liabilities	2,420	5,149
Other accrued liabilities	18,804	19,000
Deferred revenue	7,272	6,803
Purchase holdbacks	11,423	12,273
Current portion of long-term debt	5,500	60,000
Liabilities of discontinued operations	7,123	7,101
Total current liabilities	58,453	114,313

Non-current liabilities:
Long-term debt	949,012	892,718
Derivative financial instruments	2,405	36,279
Deferred income tax liability, net	9,927	9,793
Other liabilities	12,180	12,529
Total liabilities	1,031,977	1,065,632

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,467,247 and 13,471,594 shares at March 31, 2012 and December 31, 2011, respectively	135	135
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 739,808 and 739,894 shares at March 31, 2012 and December 31, 2011, respectively	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,462,706	1,461,671
Accumulated deficit	(901,924)	(896,710)
Accumulated other comprehensive loss	(5,001)	(4,776)
Total stockholders’ equity	555,923	560,327
Total liabilities and stockholders’ equity	$1,587,900	1,625,959

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except share amounts

(unaudited)

	Three months ended
	March 31,
	2012	2011

Net revenue	$81,881	73,870

Operating expenses:
Cost of services	11,059	9,130
Selling, general, and administrative, including stock-based and long-term incentive compensation	17,807	19,956
Amortization of subscriber accounts and dealer network	38,081	37,717
Depreciation	1,906	1,652
Restructuring charges	—	3,779
Loss (gain) on sale of assets, net	(737)	459
	68,116	72,693

Operating income	13,765	1,177

Other income (expense), net:
Interest income	891	190
Interest expense	(11,640)	(10,400)
Realized and unrealized loss on derivative financial instruments	(2,044)	(474)
Refinancing expense	(6,241)	—
Other income, net	1,022	948
	(18,012)	(9,736)

Loss from continuing operations before income taxes	(4,247)	(8,559)
Income tax benefit (expense) from continuing operations	(683)	1,701

Net loss from continuing operations	(4,930)	(6,858)

Discontinued operations:
Earnings (loss) from discontinued operations	(284)	64,308
Income tax benefit (expense)	—	(2,263)
Earnings (loss) from discontinued operations, net of income tax	(284)	62,045

Net income (loss)	(5,214)	55,187

Other comprehensive income (loss):
Foreign currency translation adjustments	221	(13,952)
Unrealized holding gains (losses) arising during the period, net of income tax	1,959	—
Unrealized loss on derivative contracts	(2,405)	—
Other comprehensive income (loss)	(225)	(13,952)

Comprehensive income (loss)	$(5,439)	41,235

Basic and diluted earnings (loss) per share (note 6)
Continuing operations	$(0.35)	(0.48)
Discontinued operations	(0.02)	4.36
Net income (loss)	$(0.37)	3.88

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Three months ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$(5,214)	55,187
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (earnings) from discontinued operations, net of income tax	284	(62,045)
Amortization of subscriber accounts and dealer network	38,081	37,717
Depreciation	1,906	1,652
Stock based compensation	1,292	627
Deferred income tax expense	134	28
Unrealized gain on derivative financial instruments	(6,793)	(9,162)
Refinancing expense	6,241	—
Loss (gain) on the sale of assets	(737)	459
Long-term debt amortization	3,915	4,103
Other non-cash activity, net	1,481	1,968
Changes in assets and liabilities:
Trade receivables	(413)	(546)
Prepaid expenses and other assets	(110)	(268)
Payables and other liabilities	(854)	280
Operating activities from discontinued operations, net	(252)	(5,889)

Net cash provided by operating activities	38,961	24,111

Cash flows from investing activities:
Capital expenditures	(902)	(743)
Purchases of subscriber accounts	(37,380)	(36,951)
Purchases of marketable securities	(98,172)	—
Net proceeds from sale of discontinued operations	—	99,488
Decrease (increase) in restricted cash	51,420	(1,000)
Proceeds from the sale of operating assets	4,984	—
Investing activities from discontinued operations, net	—	(3,196)

Net cash provided by (used in) investing activities	(80,050)	57,598

Cash flows from financing activities:
Proceeds from long-term debt	967,200	11,400
Payments to long-term debt	(976,000)	(11,000)
Refinancing costs	(42,940)	—
Other	—	1
Financing activities from discontinued operations, net	—	(142)

Net cash used in financing activities	(51,740)	259

Net increase (decrease) in cash and cash equivalents	(92,829)	81,968

Cash and cash equivalents at beginning of period	183,558	149,857

Cash and cash equivalents at end of period	$90,729	231,825

Supplemental cash flow information:
State taxes paid	$17	10
Interest paid	6,893	5,907

Adjusted EBITDA

We define “Adjusted EBITDA” as net income before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges.   We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our businesses, including our businesses’ ability to fund their ongoing acquisition of subscriber accounts, their capital expenditures and to service their debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that we believe is useful to investors in analyzing our operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent’s total Adjusted EBITDA to net loss from continuing operations (amounts in thousands):

Ascent (consolidated)

	Three months ended
	March 31,
	2012	2011

Total Adjusted EBITDA	$56,066	45,900
Amortization of subscriber accounts and dealer network	(38,081)	(37,717)
Depreciation	(1,906)	(1,652)
Stock-based and long-term incentive compensation	(1,292)	(627)
Restructuring charges	—	(3,779)
Realized and unrealized loss on derivative instruments	(2,044)	(474)
Refinancing costs	(6,241)	—
Interest income	891	190
Interest expense	(11,640)	(10,400)
Income tax benefit (expense) from continuing operations	(683)	1,701

Net loss from continuing operations	$(4,930)	(6,858)

The following table provides a reconciliation of Monitronics’ Adjusted EBITDA to net income (loss) from continuing operations (amounts in thousands):

Monitronics

	Three months ended
	March 31,
	2012	2011

Adjusted EBITDA	$56,484	51,653
Amortization of subscriber accounts and dealer network	(38,081)	(37,717)
Depreciation	(1,302)	(1,099)
Stock-based and long-term incentive compensation	(299)	—
Realized and unrealized loss on derivative instruments	(2,044)	(474)
Refinancing costs	(6,241)	—
Interest expense	(11,622)	(10,375)
Income tax expense	(667)	(524)

Net income (loss) from continuing operations	$(3,772)	1,464